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                                                                     Exhibit 5.1
397-3000


                                                                     [   ], 1998


CLINICHEM DEVELOPMENT INC.
275 Armand-Frappier Blvd.
Laval, Quebec
H7V 4A7



Ladies & Gentlemen:


     You have requested our opinion with respect to certain matters in connection with the filing by CliniChem Development Inc. (the "Company"), a Canadian corporation, of a Registration Statement on Form F-1 (File No. 333-45871) (the "Registration Statement") with the United States Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "U.S. Prospectus"), the filing with the securities commission or similar regulatory authorities of each of the provinces of Canada of a prospectus (the "Canadian Prospectus") and the distribution, pursuant to the terms of a Distribution Agreement (the "Distribution Agreement") to be entered into between BioChem Pharma Inc. ("BioChem") and the Company, of an aggregate of 2,706,475 Class A Common Shares of the Company (the "Shares"), by BioChem to the holders of record of BioChem Common Shares. The U.S. Prospectus and the Canadian Prospectus are collectively referred to as the "Prospectus".


     For the purpose of the opinions expressed herein, we have examined original executed, certified or facsimile copies of the following documents:

1. the form of Distribution Agreement filed as an exhibit to the Registration Statement;

2. an Officer's Certificate dated [____], 1998 by the General Counsel and Secretary of the Company (a duplicate of which is attached hereto) (the "Officer's Certificate");

3. a Certificate of Compliance for the Company dated [____], 1998 issued by the Deputy Director pursuant to Subsection 263(2) of the Canada Business Corporations Act;

4. a Certificat d'attestation for the Company dated [____], 1998 issued pursuant to Section 81 of An Act respecting the legal publicity of sole proprietorships, partnerships and legal persons (Quebec);


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5.   the certificate and articles of incorporation, the certificate and articles of amendment, the by-laws and all amendments thereto and resolutions of the directors and shareholders as contained in the minute books of the Company; and

6.   the Registration Statement and the Prospectus.

     We have relied exclusively upon these documents. With your permission, we have not undertaken any other investigation.

     In our examination of the foregoing documents, we have assumed:

(a) the genuineness of all signatures on (whether originals or copies of documents), the authenticity of and completeness of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as notarial, true, certified, conformed, photostatic, telecopied or electronic copies or similarly reproduced copies of such original documents;

(b) the completeness, truth and accuracy of all facts set forth in official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials;

(c) the completeness, truth and accuracy of all facts set forth in the certificates supplied by the officers and directors of the Company, including, without limitation the Officer's Certificate; and

(d) that each of the parties or signatories to the Distribution Agreement, other than the Company, has the necessary power, capacity and authority to execute, deliver and perform the Distribution Agreement, has taken all necessary actions to authorise the execution, delivery and performance by it of the Agreement and has duly executed and delivered the Distribution Agreement and that it constitutes legal, valid and binding obligations of such parties or signatories enforceable against them in accordance with its terms.

     We are qualified to practice law only in the Province of Quebec and our opinions below are expressed only with respect to the laws of the Province of Quebec and of Canada applicable therein.

     Based and relying upon the foregoing and subject to the limitations and qualifications set forth below, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are distributed, (ii) receipts shall have been obtained from the securities commission or similar regulatory authority of each of the provinces of Canada prior to the distribution of the Shares, (iii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued by the United States Securities and Exchange Commission or any State securities commission and no proceedings therefor shall have been initiated or threatened, (iv) no order having the effect of ceasing or suspending the distribution of Shares shall have been issued by any Canadian provincial securities commission or similar regulatory authority and no proceeding for that purpose shall have been instituted or threatened, (v) all applicable securities laws are complied

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with, (vi) the Company and BioChem enter into and perform their respective obligations under the Distribution Agreement, and (vii) appropriate share certificates evidencing the Shares will be properly executed and delivered, we are of the opinion that the Shares covered by the Prospectus when issued by the Company will be validly issued, fully paid and non-assessable.

     This opinion is solely for the benefit of the addressee hereof and not for the benefit of any other persons and is rendered solely in connection with the transactions to which it relates, and is not to be relied on by any other person or for any other purpose nor is it to be quoted, filed, circulated, or otherwise utilised in any way without our express prior written consent.

     We consent to the reference to our firm under the caption "Legal Matters" in the U.S. Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                                Yours very truly,

                                       3




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                           CLINICHEM DEVELOPMENT INC.

                             OFFICER'S CERTIFICATE

     The undersigned hereby certifies, on behalf of CliniChem Development Inc. (the "Company"), and without personal liability, that:

1) the undersigned is the duly appointed General Counsel and Secretary of the Company, and is duly authorised to provide this certificate on behalf of the Company;

2) the undersigned has made or caused to be made such examinations or investigations as are, in his opinion, necessary to make the statements contained in this certificate true and this certificate is executed and delivered with the intent that it may be relied upon by Stikeman, Elliott for the purpose of rendering their opinion in connection with the distribution of Class A Common Shares of the Company by BioChem Pharma Inc. as a dividend-in-kind to its shareholders;

3) the Company has not taken any steps to wind-up its business, to terminate its existence, to effect a liquidation or a dissolution of the Company, to amalgamate, to continue in any other jurisdiction, to amend its constating documents, or to change its corporate existence in any way since the issuance of the Certificate of Amendment dated [____], 1998 by the Director with respect to the Company under the Canada Business Corporations Act;

4) the Company has not received any notice or other communication from any person indicating that there exists any situation which, unless remedied, could result in the termination of the existence of the Company or a violation or a breach or a default under the constating documents of the Company or its by-laws; and

5) the Certificate of Incorporation dated January 30, 1998, as amended by Certificate of Amendment dated [____], 1998 and the By-laws of the Company, are in full force and effect, unamended, as of the date hereof.

Dated this _________________ day of [____], 1998

                                   By: ______________________________
                                       Name:   Charles-A. Tessier
                                       Title:  General Counsel and Secretary